Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of Statement on Schedule 13D (including subsequent amendments thereto) with respect to the common stock, par value $0.0001 per share, of Longboard Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 19 day of July, 2024.

Telegraph Hill Partners IV, L.P. By: Telegraph Hill Partners IV Investment Management, LLC Its: General Partner By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

THP IV Affiliates Fund, LLC By: Telegraph Hill Partners IV Investment Management, LLC Its: Manager By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

Telegraph Hill Partners IV Investment Management, LLC By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

Telegraph Hill Partners V, L.P. By: Telegraph Hill Partners V Investment Management, LLC Its: General Partner By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

THP V Affiliates Fund, LLC By: Telegraph Hill Partners V Investment Management, LLC Its: Manager By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

Telegraph Hill Partners V Investment Management, LLC By: Telegraph Hill Partners Management Company, LLC Its: Manager

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner

Telegraph Hill Partners Management Company, LLC

By:	/s/ Jeanette Welsh
Jeanette Welsh
Partner